                                                                   EXHIBIT 10.10

October 20, 2005

Rodman & Renshaw, LLC
1270 Avenue of the Americas, 16th Floor
New York, NY 10020

         Re: Asia Automotive Acquisition Corporation

Gentlemen:

         This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Asia Automotive Acquisition Corporation ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and one Warrant. The shares of Common Stock and Warrants will not be separately tradeable until 20 days after the effective date of the Company's IPO unless Rodman & Renshaw, LLC ("Rodman") informs the Company of its decision to allow earlier separate trading.

         The undersigned agrees that this letter agreement constitutes an irrevocable order by the undersigned for Rodman to purchase for the undersigned's account, commencing on the later of the date that separate trading of the warrants commences ("Separation Date") or sixty days following the consummation of the IPO, as many Warrants as are available for purchase at market prices not to exceed $1.40 per Warrant, subject to a maximum Warrant purchase obligation of 320,000 Warrants ("Maximum Warrant Purchase"). Rodman (or such other broker dealer(s) as Rodman may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, Commencing on the later of the Separation Date or sixty days following consummation of the IPO. The timing of such purchases will be based on market conditions at the time. Rodman further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

         The undersigned may notify Rodman that all or part of the Maximum Warrant Purchase will be made by one or more affiliates of the undersigned (or another person or entity introduced to Rodman by the undersigned (a "Designee")) who (or which) has an account at Rodman and, in such event, Rodman will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase and to fulfill their Maximum Warrant Purchase in the event and to the extent that their affiliate or Designee fails to make such payment or purchase.

         The undersigned agrees that neither it nor any affiliate or Designee shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of Rodman, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                             Very truly yours,

                                             /s/ William R. Herren
                                             ---------------------

                                             /s/ Rudy Wilson
                                             ---------------------

ACKNOWLEDGED AND AGREED:

                                             /s/ Vinit Bansal
                                             ---------------------

Rodman & Renshaw, LLC

By: /s/                                      /s/ Chun Yi Hao
    ----------------------                   ---------------------
[Independent Broker]

By: /s/
    ----------------------